Exhibit 2.1

                             CONTRIBUTION AGREEMENT

     This Contribution Agreement ("Agreement") is made and entered into as of the 8th day of February, 2004, by and among FCI Trading Corp., a Delaware corporation ("Parent"), Ferrellgas, Inc., a Delaware corporation (the "General Partner "), Ferrellgas Partners, L.P., a Delaware limited partnership (the
"Partnership") and Ferrellgas, L.P., a Delaware limited partnership (the "Operating Partnership").

     WHEREAS, the General Partner is the general partner of both the Partnership and the Operating Partnership;

     WHEREAS, Ferrell Companies, Inc., a Kansas corporation ("Ultimate Parent"), is the sole stockholder of Parent and Parent is the sole member of Diesel Acquisition LLC ("Merger Sub"); and

     WHEREAS, Parent, Merger Sub, Ultimate Parent and Blue Rhino Corporation, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), pursuant to which Merger Sub will merge with and into the Company with the Company being the surviving entity (the "Surviving Entity") in the merger (the "Merger"), thereby becoming a direct wholly-owned subsidiary of Parent;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Deposit of Funds. Prior to the Closing, as defined in the Plan, the Operating Partnership shall deliver an amount equal to the aggregate Merger Consideration payable to all holders of Company Common Stock, as both such terms are defined in the Plan, as the Parent's designee for the delivery of such funds as described in the Escrow Agreement, as such term is defined in the Plan.

     2. Post-Merger Transactions. After the consummation of the Merger pursuant to the terms of the Plan, the parties hereto shall take the following actions:

          (a) Parent shall have converted the Company into a Delaware limited liability company (the "Converted Entity") and shall contribute

               (i) a portion of the membership interests in the Converted Entity ("Parent Contribution"), which together with any portion of the membership interests of the Converted Entity that were distributed to the Ultimate Parent, contributed to the General Partner and are to be contributed by the General Partner to the Partnership or the Operating Partnership to maintain the General Partner's interest in those partnerships as set forth in those partnerships respective partnership agreements, shall constitute all of the membership interests of the Converted Entity; and

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               (ii) Parent's  obligation to pay the Merger  Consideration as set forth in Section 2.1(b) of the Plan and Parent's obligations under the paying agent agreement, as described in the Plan (collectively, the "Assumed Debt"), which obligations are hereby assumed in full by the Partnership;

          (b) the Partnership and the General Partner shall contribute all of the membership interests of the Converted Entity to the Operating Partnership, in accordance with the terms of the Operating Partnership's partnership agreement, and the Partnership shall contribute to the Operating Partnership the Assumed Debt, which obligations in respect of the Assumed Debt are hereby assumed in full by the Operating Partnership; and

          (c) the Operating Partnership shall cause the Converted Entity to be merged with and into the Operating Partnership by filing a Certificate of Ownership and Merger with the Secretary of State of Delaware, which certificate shall be filed with the Secretary of State of the State of Delaware immediately after the Effective Time (as defined in the Plan) but shall not be effective, pursuant to its terms and in accordance with Delaware law, until no later than two business days after the Effective Time.

     3. Consideration for Parent Contribution. In consideration for the Parent Contribution, the Partnership shall issue to Parent, on the date of the Parent Contribution, common units representing limited partner interests in the Partnership ("Common Units") with a value equal to $8,704,815 less the value of the contribution by the General Partner to the Partnership and the Operating Partnership in connection with the issuance of Common Units pursuant to an anticipated public offering of Common Units and private offerings of Common Units to be consummated prior to or simultaneously with the consummation of the transactions contemplated under this Agreement, to be determined by the General Partner. The number of Common Units to be issued to Parent based on the prior sentence shall be determined by dividing such value by the average of the closing sales prices of a Common Unit as reported in the Wall Street Journal (Corporate Transactions section) for the twenty (20) consecutive trading days immediately prior to the date of issuance of such Common Units.

     4. Purchase Price Allocation. The parties acknowledge that the consideration to be received by the Partnership and the Operating Partnership for the transactions contemplated hereby shall be allocated, as of the Closing Date, among the assets and properties of the Converted Entity using the residual method as specified under Section 1060 of the Code.

     5. Representations and Warranties. Each of the parties hereto represents to the other parties hereto that as of the date hereof and as of the date of the issuance of the Common Units pursuant hereto:

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          (a) That party is duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware. That party has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted. That party is duly licensed or qualified to do business as a foreign entity, as applicable, and are in good standing in each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would not reasonably be expected to have, individually or in the aggregate, an adverse change in or effect on (i) the business, results of operations or condition (financial or other) of such party, or (ii) the ability of such party to consummate any of the transactions contemplated hereby ("Material Adverse Effect"); provided, however, that a Material Adverse Effect shall not be deemed to include any effect of (x) actions or omissions of any party hereto taken with the prior
     written  consent  of  the  other  in   contemplation  of  the  transactions
     contemplated hereby, (y) the direct effects of compliance with this Agreement on the operating performance of such party, including expenses incurred by such party in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of this Agreement or the transactions contemplated hereby, or (z) any change in general economic conditions, except to the extent that such change affects such party in a manner materially different from the manner in which it affects other similar businesses.

          (b) This Agreement has been duly authorized, executed and delivered by that party and is the legal, valid and binding obligation of that party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The governing body of that party has approved this Agreement and the transactions contemplated hereby. No vote of any other equity holders of that party is required for approval of this Agreement.

          (c) Except for any filings required to be made in connection with the Plan or as set forth herein, the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of that party, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to such party, (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any Contract, as defined in the Plan, to which that party is a party or by which that party is bound or to which any asset of that party is subject, or (d) result in the creation of any lien, charge or encumbrance on the assets or properties of that party under any such Contract.

          (d) That party is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency, or (iii) any other Contract, except for such defaults and conditions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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          (e) No party has entered  (directly or indirectly)  into any agreement with any person, firm or corporation that would obligate any party to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

     6. Representations and Warranties of the Partnership. The Partnership represents to Parent that as of the date hereof and the date of issuance of the Common Units pursuant hereto:

          (a) The Common Units to be issued hereunder and sold to Parent are duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act).

          (b) Since July 31, 2000, (i) the Partnership has made all filings required to be made by the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"); (ii) all filings by the Partnership with the Securities and Exchange Commission (the "SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the Securities and Exchange Commission (the "SEC") (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act; (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and (iv) all financial statements contained or incorporated by reference therein complied as to form when filed or, if applicable, as restated, in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly presented in all material respects the financial condition and results of operations of the Partnership and its subsidiaries, as applicable, at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

     7. Securities Representations and Warranties of Parent. Parent hereby represents and warrants to the Partnership and its representatives as follows as of the date hereof and as of the date of issuance of the Common Units pursuant hereto:

          (a) Parent is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")).

          (b) Parent is not an "investment company", as such term is defined in ss.3(a) of the Investment Company Act of 1940, as amended, or an entity which would be an "investment company" but for the exception provided for in ss.3(c)(1) or ss.3(c)(7) of such act.

          (c) The purchase of the Common Units by Parent is for Parent's own account, is for investment purposes only, and is not being made with a view to, nor for offer or sale in connection with, the distribution of such Common Units and Parent is not participating, does not have a participation in and does not contemplate any participation in, such a distribution or the underwriting of any such distribution.

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          (d) Parent has no present intention of selling or otherwise  disposing of the Common Units purchased hereunder in violation of (i) this Agreement,
     (ii) the Partnership Agreement, or (iii) the Securities Act or any other applicable Federal or state securities laws;

          (e) Parent is aware that neither the Securities and Exchange Commission (the "SEC") nor other Federal or state securities commission or governmental authority has approved or disapproved of the Common Units, made any finding or determination as to the fairness of an investment in the Partnership, nor made any recommendation or endorsement with respect thereto, and any representation to the contrary is a criminal offense.

          (f) Parent confirms that it understands and has fully considered and reviewed for purposes of the purchase of Common Units hereunder all documents filed with the SEC by the Partnership and its affiliates, all of which are publicly available via EDGAR (all such documents are collectively referred to herein as the "Public Filings").

          (g) Parent is able to bear the economic risk of the purchase of Common Units hereunder and is able to bear its investment in the Partnership for an indefinite period of time.

          (h) Parent understands that the Common Units purchased hereunder have not been registered under the Securities Act or the securities laws of any state and, therefore, cannot be sold, transferred or otherwise disposed of unless;

               (i) such Common Units are subsequently registered under the Securities Act and any applicable securities laws of any state or exemptions from registration thereunder are available; and

               (ii) such sale, transfer or disposal is in compliance with the terms of the Partnership Agreement and this Agreement.

          (i) Parent further understands that only the Partnership can take action to register the Common Units being sold hereunder and that the Partnership is under no obligation, and has no present plans, to do so.

          (j) Parent understands that the Common Units purchased hereunder may be required to be held for an indeterminate period of time and that the sale or other transfer of such Common Units by Parent in reliance on Rule 144 under the Securities Act, if available to Parent, may be made only in limited amounts in accordance with the terms and conditions of Rule 144.

          (k) In addition to the other provisions of this Agreement and the Partnership Agreement, Parent agrees that in no event will Parent make a sale, transfer or other disposition of any of the Common Units purchased hereunder unless and until:

               (i)  Parent  has  notified  the   Partnership   of  its  proposed
          disposition and has furnished the Partnership with a statement of the circumstances surrounding the proposed disposition; and

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               (ii)  Parent has  furnished  the  Partnership  with an opinion of counsel satisfactory to the Partnership in its sole discretion to the effect (A) that such disposition will not require registration or qualification of such Common Units under federal or state securities laws or (B) that appropriate action necessary for compliance with such federal or state securities laws has been taken;

     provided, however, the Partnership may expressly waive the requirements under clauses (i) and (ii) above.

          (l) All information that Parent has supplied to the Partnership or its respective representatives or agents, including the information included in this Agreement, is true and complete as of the date hereof, and unless otherwise made known to the Partnership or its representatives in writing, true and complete as of the date of issuance of the Common Units, with the same force and effect as if executed, made, or supplied, at such date.

          (m) Parent confirms that, in making the decision to purchase Common Units hereunder, Parent has relied solely upon independent investigations made by Parent or representatives of Parent, including its own professional tax and other advisers and that Parent and such representatives have had access to and an opportunity to inspect all relevant information relating to the Partnership (including the Public Filings) sufficient to enable the Parent to evaluate the merits and risks of its purchase of Common Units hereunder.

          (n)  Parent  has  had  the   opportunity   to  ask  questions  of  the
     representatives of the Partnership, including representatives of its general partner, and has received satisfactory answers respecting, and has obtained such additional information as the Parent has desired regarding the business, financial condition and other affairs of the Partnership.

          (o) Parent is not acquiring Common Units hereunder with a view to realizing any benefits under the United States federal income tax laws with respect to the Parent's share of any losses or expenses of the Partnership, and no representations have been made to the Parent that any such benefits will be available as result of the Parent's acquisition, ownership or disposition of such Common Units.

          (p) Parent has not borrowed, and shall not borrow, as the case may be, any portion of the funds necessary to purchase Common Units hereunder, either directly or indirectly, from the Partnership, its general partner or any affiliate of the foregoing.

          (q) For United States tax purposes:

               (i) Parent certifies that its name, taxpayer identification or social security number and address set forth on Schedule I are correct; and

               (ii) Parent certifies that it is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended) and that it will notify the Partnership within sixty (60) days of a change to foreign status and its new country of residence.

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          (r) Parent agrees to execute  properly and provide to the  Partnership in a timely manner any tax documentation that may reasonably be required by the Partnership in connection with its ownership on Common Units.

     8. Taxes. The General Partner shall cause the Partnership and the Operating Partnership to elect the remedial allocation method under Treas. Reg. ss. 1.704-3(d), if available, with respect to all of the assets and properties of the Converted Entity, except the parties agree that the goodwill and going concern value, as such terms are defined for purposes of Section 197(d)(1) of the Code, shall not be amortized for tax purposes by the Partnership and the Operating Partnership.

     9. Legend on Certificates. All certificates representing the Common Units to be issued and sold by the Partnership hereunder shall bear a restrictive legend in substantially the following form:

     THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, UNLESS SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH AGREEMENT UNDER WHICH THEY WERE PURCHASED, THE LIMITED Partnership AGREEMENT OF FERRELLGAS PARTNERS, L.P. AS IN EFFECT AT THE TIME OF SALE OR TRANSFER AND (I) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR
     (II) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND A LEGAL OPINION STATING THAT SUCH EXEMPTION IS AVAILABLE HAS BEEN SUBMITTED TO FERRELLGAS PARTNERS, L.P. BY COUNSEL TO THE HOLDER OF THIS CERTIFICATE, IN FORM AND SUBSTANCE ACCEPTABLE TO FERRELLGAS PARTNERS, L.P. IN ITS SOLE DISCRETION.

     10. No Duty to Transfer in Violation Hereunder. The Partnership shall not be required:

          (a) to transfer on its books any of the Common Units issued hereunder that have been sold or transferred in violation of any of the provisions set forth herein, the Partnership Agreement or the Securities Act; or

          (b) to treat as the owner of such Common Units, to accord the right to vote as such owner or to pay distributions to, any transferee to whom such Common Units have been so sold or transferred in violation of any of the provisions set forth herein, the Partnership Agreement or the Securities Act.

     11. Conditions to Obligation of Each Party. The respective obligations of each party to effect transactions contemplated by this Agreement shall be subject to the occurrence of the Closing under the Plan.

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     12. Termination.  This Agreement shall terminate and be of no further force or effect effective as of the termination of the Plan in accordance with its terms.

     13. Indemnity.

          (a) The Parent hereby indemnifies and holds the General Partner harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting alleged or threatened claims from any Governmental Authority, as defined in the Plan, or other litigation (collectively, the "Damages") suffered by the General Partner as a result of, caused by, arising out of, or in any way relating to the Partnership's assumption of the Assumed Debt.

          (b) The Partnership hereby indemnifies and holds the General Partner harmless from and against any and all Damages suffered by the General Partner as a result of, caused by, arising out of, or in any way relating to the Operating Partnership's assumption of the Assumed Debt.

          (c) The General Partner agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Indemnity Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the General Partner with respect to any Indemnity Claim if the General Partner knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Indemnity Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

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          (d) The  indemnifying  party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the General Partner under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the General Partner within 20 days from the date of receipt by the indemnifying party of notice by the General Partner of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the General Partner as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the General Partner shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the General Partner to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the General Partner. At any time after the commencement of the defense of any Indemnity Claim, the indemnifying party may request the General Partner to agree in writing to the abandonment of such contest or to the payment or compromise by the General Partner of the asserted Indemnity Claim, whereupon such action shall be taken unless the General Partner determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the General Partner determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Indemnity Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the General Partner.

          (e) If requested by the indemnifying party, the General Partner agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the General Partner for any expenses incurred by it in so cooperating. At no cost or expense to the General Partner, the indemnifying party shall cooperate with the General Partner and its counsel in contesting any Indemnity Claim.

          (f) The General Partner agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the General Partner or conferences with representatives of or counsel for such persons.

          (g) The indemnifying party shall pay to the General Partner in immediately available funds any amounts to which the General Partner may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all tax benefits and other reimbursements credited to or received by the other party related to the Damages.

     14. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable as required hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     15. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                           If to Ultimate Parent or Parent:

                           Ferrellgas Companies Inc.
                           One  Liberty Plaza
                           Liberty, Missouri  64068
                           Attention: Kenneth A. Heinz,
                           Senior Vice President, Corporate Development
                           Telecopy: (816) 792-6979

                           If to the General Partner, the Partnership or the Operating Partnership:

                           Ferrellgas, Inc.
                           One  Liberty Plaza
                           Liberty, Missouri  64068
                           Attention: Kevin T. Kelly
                           Chief Financial Officer
                           Telecopy: (816) 792-6979

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     16. Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States.

     17. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement and the agreements referenced herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

     18. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     19. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

     20. Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     21. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.





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                                       11

     EXECUTED as of the date first set forth above.

                            FERRELLGAS TRADING CORP.

                            By: /s/ Kenneth A. Heinz
                            ----------------------------------------------------
                            Name:  Kenneth A. Heinz
                            Title: Senior Vice President, Corporate Development


                            FERRELLGAS PARTNERS, L.P.

                            By:  Ferrellgas, Inc., its general partner

                            By: /s/ Kenneth A. Heinz
                            ----------------------------------------------------
                            Name:  Kenneth A. Heinz
                            Title: Senior Vice President, Corporate Development



                            FERRELLGAS, L.P.

                            By:  Ferrellgas, Inc., its general partner

                            By: /s/ Kenneth A. Heinz
                            ----------------------------------------------------
                            Name:  Kenneth A. Heinz
                            Title: Senior Vice President, Corporate Development

                            FERRELLGAS, INC.



                            By: /s/ Kenneth A. Heinz
                            ----------------------------------------------------
                            Name:  Kenneth A. Heinz
                            Title: Senior Vice President, Corporate Development


                                       12